As filed with the Securities and Exchange Commission on May 11, 2018

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

4931

(Primary Standard Industrial Classification Code Number)

35-2108964

(I.R.S. Employer Identification No.)

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shawn Anderson

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Robert J. Minkus, Esq.

Schiff Hardin LLP

233 South Wacker Drive, Suite 7100

Chicago, Illinois 60606

(312) 258-5500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	24,964,163	$25.52	$637,085,440	$79,318

(1)	Pursuant to Rule 416 under the Securities Act, such number of common stock registered hereby shall include an indeterminate number of common stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices for our common stock as quoted on the New York Stock Exchange on May 4, 2018, in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities, and it is not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated May 11, 2018

PROSPECTUS

NiSource Inc.

24,964,163 Shares of Common Stock

This prospectus relates to the resale of up to 24,964,163 shares of common stock, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The selling stockholders acquired the shares of common stock offered hereby in a private placement that closed on May 4, 2018. We are registering the offer and sale of common stock to satisfy registration rights we granted to the selling stockholders in connection with the private placement. We have agreed to bear all of the expenses incurred in connection with the registration of the common stock. The selling stockholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of the common stock.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The common stock to which this prospectus relates may be offered and sold from time to time by the selling stockholders directly or through underwriters, broker dealers or agents. The selling stockholders will determine at what price they may sell shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution.” For a list of the selling stockholders, see “Selling Stockholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements before you invest. You also should read the documents described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus for information about us and our financial statements.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.” On May 10, 2018, the last reported sale price of our common stock on the New York Stock Exchange was $24.91 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                      , 2018.

Neither we nor the selling stockholders have authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Note Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our common stock.

We urge you to read carefully the entire prospectus and the documents incorporated by reference in this prospectus, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus. You should read carefully the “Risk Factors” section on page 4 of this prospectus and the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections in NiSource’s Annual Report on Form 10-K for the year ended December 31, 2017 and in NiSource’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, each of which is incorporated by reference for more information about important risks that you should consider before investing in our common stock.

Unless the context requires otherwise, “we,” “us” or “our” refer collectively to NiSource Inc. and its subsidiaries.

NiSource Inc.

Overview. NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.9 million customers in seven states. We are one of the nation’s largest natural gas distribution companies, as measured by number of customers. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company, and Northern Indiana Public Service Company, or NIPSCO, a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

On July 1, 2015, we completed the spin-off of our former subsidiary Columbia Pipeline Group, Inc., which comprised all of our Columbia Pipeline Group Operations segment prior to that time.

Business Strategy. We focus our business strategy on our core, rate-regulated asset-based businesses, with most of our operating income generated from the rate-regulated businesses. NiSource’s utilities continue to move forward on core infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all seven states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term investment programs. These strategies will help improve reliability and safety, enhance customer services and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.5 million customers in seven states and operate approximately 60,000 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own six distribution subsidiaries that provide natural gas to approximately 2.6 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, Maryland and Massachusetts. We also distribute natural gas to approximately 830,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 469,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates three coal-fired electric generating stations. The three operating facilities have a net capability of 2,540 megawatts. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a net capability of 535 megawatts, three gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a net capability of 196 megawatts and two hydroelectric generating plants with a net capability of 10 megawatts. These facilities provide for a total system operating net capability of 3,281 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to 345,000 volts, consists of 2,843 circuit miles. NIPSCO is interconnected with five neighboring electric utilities. During the year ended December 31, 2017, NIPSCO generated 65.2% and purchased 34.8% of its electric requirements. NIPSCO plans to retire Bailly Generating Station (Units 7 and 8) by May 31, 2018.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

The Offering

Issuer:	NiSource Inc.

Common stock to be offered by the selling stockholders:	24,964,163 shares of common stock.

Common stock outstanding as of May 4, 2018:	362,759,054 shares of common stock.

Use of proceeds:	We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

NYSE ticker symbol:	“NI”

Risk factors:	See the “Risk Factors” section of this prospectus for more information.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” certain information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed on February 20, 2018, including the portions of our definitive proxy statement dated April 6, 2018, as filed on April 6, 2018, incorporated by reference therein;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed on May 2, 2018; and

•	Our Current Reports on Form 8-K, as filed with the SEC on January 26, 2018, March 29, 2018, April 19, 2018, May 2, 2018 (reporting Items 1.01, 7.01 and 9.01 but only incorporating by reference the information filed, and not furnished, therein), May 7, 2018 and May 9, 2018.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for those documents should be directed to Samuel K. Lee, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990. In addition, each document incorporated by reference is readily accessible on our website at www.nisource.com. Except for the documents listed above, the information contained on our website or that can be accessed through our website is not incorporated by reference herein.

RISK FACTORS

Investing in our common stock involves risk. Please see the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections in NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in NiSource’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as the risks described below and other information contained or incorporated by reference in this prospectus and any supplemental prospectus. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our common stock could decline materially and you could lose all or part of your investment.

The risks described herein and in the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or that result from developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Sales of shares in connection with this offering may cause the market price of our common stock to decline.

On May 2, 2018, we entered into a common stock subscription agreement with the selling stockholders pursuant to which we sold to the selling stockholders, in a private placement, an aggregate of 24,964,163 newly issued shares of our common stock. We have agreed to file the registration statement of which this prospectus forms a part to register with the SEC the resale of such shares of common stock by the selling stockholders. Upon the effectiveness of the registration statement, the shares we sold in the private placement may be freely sold in the open market. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and in the documents incorporated by reference contain “forward-looking statements,” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations include, among other things, our debt obligations; any changes in our credit rating; our ability to execute our growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; advances in technology; any damage to our reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of our subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc. on July 1, 2015; our ability to manage new initiatives and organizational changes; the performance of certain third-party suppliers upon which we rely; our ability to obtain sufficient insurance coverage; and other matters set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. See “Selling Stockholders.” We will not receive any proceeds from the sale of common stock in this offering.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of up to an aggregate of 24,964,163 shares of common stock by the selling stockholders identified below. The selling stockholders acquired the shares of common stock offered hereby in a private placement that closed on May 4, 2018. On May 2, 2018, we entered into a registration rights agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of the common stock held by the selling shareholders from time to time.

The table below sets forth:

•	the names of the selling stockholders;

•	the number and percentage of shares of common stock beneficially owned by the selling stockholders prior to the selling stockholders’ offering of the shares of common stock pursuant to this prospectus;

•	the maximum number of shares of common stock which may be offered by the selling stockholders pursuant to this prospectus; and

•	the number and percentage of shares of common stock to be beneficially owned by the selling stockholders after the offering of common stock pursuant to this prospectus, assuming all shares of common stock being offered are sold by the selling stockholders and that the selling stockholders do not acquire any additional shares of common stock.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose.

The information in the table below (other than the percentages of outstanding common stock beneficially owned) was furnished by or on behalf of the selling stockholders and is as of May 4, 2018. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. We have not sought to verify such information. Except as may be noted below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the shares of common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may currently own.

	Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Being Offered Hereby	Common Stock Beneficially Owned After Completion of the Offering**
	Shares	Percentage(1)		Shares	Percentage(1)
Selling Stockholders:
Funds advised by Capital Research and Management Company(2)	8,277,405	2.3%	8,238,997	38,408	*
MFS Series Trust I - MFS Core Equity Fund(3)	74,255	*	74,255	0	—
MFS Variable Insurance Trust II - MFS Core Equity Portfolio(3)	8,090	*	8,090	0	—
MFS Series Trust VI - MFS Utilities Fund(3)	385,647	*	385,647	0	—
MainStay VP Funds Trust - MainStay VP MFS Utilities Portfolio(3)	147,267	*	147,267	0	—
SunAmerica Series Trust - SA MFS Telecom Utility Portfolio(3)	4,132	*	4,132	0	—
John Hancock Variable Insurance Trust - Utilities Trust(3)	31,522	*	31,522	0	—
MFS Variable Insurance Trust - MFS Utilities Series(3)	172,987	*	172,987	0	—
Citadel Global Equities Master Fund Ltd.(4)	1,441,242	*	373,773	1,067,469	*
Citadel Multi-Strategy Equities Master Fund Ltd.(4)	5,978,745	1.6%	1,521,197	4,457,548	1.2%
ZP Master Utility Fund, Ltd.(5)	10,310,753	2.8%	6,110,700	4,200,053	1.2%
P Zimmer Ltd.(6)	798,845	*	480,498	318,347	*
Luminus Energy Partners Master Fund, Ltd.(7)	823,900	*	823,900	0	—
Advanced Series Trust - AST T. Rowe Price Allocation Portfolio(8)	680,433	*	171,874	508,559	*
State Universities Retirement System of Illinois(8)(9)	55,816	*	14,746	41,070	*
Famandsforeningen PenSam Invest(8)(9)	315,518	*	78,018	237,500	*
SunAmerica Series Trust – SA T. Rowe Price VCP Balanced Portfolio(8)(9)	48,547	*	14,905	33,642	*
SunAmerica Series Trust - SA T. Rowe Price Asset Allocation Growth Portfolio(8)(9)	1,410	*	439	971	*
T. Rowe Price Capital Opportunity Fund, Inc.(8)	88,761	*	23,431	65,330	*
T. Rowe Price Institutional U.S. Structured Research Fund(8)	91,494	*	24,070	67,424	*
T. Rowe Price U.S. Equities Trust(8)	133,743	*	29,097	104,646	*
T. Rowe Price Balanced Fund, Inc.(8)	167,611	*	53,615	113,996	*
Penn Series Fund, Inc. - Flexibly Managed Fund(8)	2,181,159	*	208,795	1,972,364	*
Voya Investors Trust - VY T. Rowe Price Capital Appreciation Portfolio(8)(9)	3,537,191	*	338,549	3,198,642	*
T. Rowe Price Capital Appreciation Trust(8)	231,614	*	22,166	209,448	*
Jackson Variable Series Trust - JNL/T. Rowe Price Capital Appreciation Fund(8)	1,608,276	*	155,160	1,453,116	*
T. Rowe Price Capital Appreciation Fund, Inc.(8)	16,514,551	4.6%	1,585,376	14,929,175	4.1%

	Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Being Offered Hereby	Common Stock Beneficially Owned After Completion of the Offering**
	Shares	Percentage(1)		Shares	Percentage(1)
Great-West Funds, Inc. - Great-West T. Rowe Price Equity Income Fund(8)	395,041	*	33,841	361,200	*
Voya Investors Trust - VY T. Rowe Equity Income Portfolio(8)(9)	428,290	*	36,890	391,400	*
Northwestern Mutual Series Fund, Inc. - Equity Income Portfolio(8)	380,754	*	32,854	347,900	*
T. Rowe Price Equity Income Trust(8)	1,397,031	*	121,031	1,276,000	*
MML Series Investment Fund - MML Equity Income Fund(8)	235,742	*	20,142	215,600	*
Prudential Retirement Insurance and Annuity Company(8)	87,605	*	7,305	80,300	*
MainStay VP Funds Trust - MainStay VP T. Rowe Price Equity Income Portfolio(8)	368,007	*	31,607	336,400	*
T. Rowe Price Equity Income Fund, Inc.(8)	9,965,147	2.7%	865,447	9,099,700	2.5%
T. Rowe Price Equity Income Portfolio(8)	336,486	*	28,986	307,500	*
JNL Series Trust - JNL/T. Rowe Price Value Fund(8)	800,002	*	294,753	505,249	*
Minnesota Life Insurance Company(8)	54,311	*	20,035	34,276	*
Advanced Series Trust - AST T. Rowe Price Growth Opportunities Portfolio(8)	38,847	*	14,291	24,556	*
Advanced Series Trust - AST T. Rowe Price Diversified Real Growth Portfolio(8)	1,823	*	507	1,316	*
Costco 401(k) Retirement Plan(8)	42,118	*	15,507	26,611	*
RP - Fonds Institutionnel - Actions étrangères(8)(9)	30,597	*	11,269	19,328	*
MassMutual Select Funds - MassMutual Select T. Rowe Price Large Cap Blend Fund (8)	57,930	*	21,352	36,578	*
T. Rowe Price U.S. Value Equity Trust(8)	1,341,306	*	484,521	856,785	*
T. Rowe Price Value Fund, Inc.(8)	4,153,391	1.1%	1,539,025	2,614,366	*
T. Rowe Price Personal Strategy Income Fund(8)	39,472	*	13,971	25,501	*
T. Rowe Price Personal Strategy Balanced Fund(8)	67,258	*	23,781	43,477	*
T. Rowe Price Personal Strategy Growth Fund(8)	84,885	*	30,123	54,762	*
T. Rowe Price Personal Strategy Balanced Portfolio(8)	4,875	*	1,805	3,070	*
T. Rowe Price Global Allocation Fund, Inc.(8)	7,913	*	2,721	5,192	*
T. Rowe Price New Era Fund, Inc.(8)	1,861,012	*	144,812	1,716,200	*
T. Rowe Price Real Assets Fund, Inc.(8)	418,267	*	32,667	385,600	*
Shriners Hospital for Children(8)	72,934	*	5,634	67,300	*
T. Rowe Price Real Assets Trust I(8)	169,051	*	12,938	156,113	*
Cystic Fibrosis Foundation(8)	57,046	*	4,446	52,600	*
Advanced Series Trust - AST T. Rowe Price Natural Resources Portfolio(8)	244,700	*	18,696	226,004	*

*	Denotes stock ownership is less than 1%.

(1)	As of May 4, 2018, there were 362,759,054 shares of common stock outstanding.

(2)	Includes 5,640,926 shares of common stock held by Capital Income Builder (“CIB”) and 2,636,479 shares of common stock held by American Mutual Fund (“AMF,” and, together with CIB, the “CRMC Stockholders”). Capital Research and Management Company (“CRMC”) is the investment adviser to each of the CRMC Stockholders. CRMC and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of all of the securities held by the CRMC Stockholders; however, each of CRMC and CRGI expressly disclaims that it is the beneficial owner of such securities. James B. Lovelace, Joyce E. Gordon, David A. Hoag, Winnie Kwan, David M. Riley, Bradley J. Vogt, Steven T. Watson, Grant L. Cambridge, L. Alfonso Barroso, David S. Lee, Fergus N. MacDonald and Philip Winston, as portfolio managers, have voting and investment power over the securities held by CIB. Joyce E. Gordon, William L. Robbins, James B. Lovelace, James Terrile, Dylan Yolles, Cheryl E. Frank and Bradley J. Vogt, as portfolio managers, have voting and investment power over the securities held by AMF. Each of the CRMC Stockholders acquired the shares being registered hereby in the ordinary course of its business.

(3)	Massachusetts Financial Services Company, a Delaware corporation registered as an investment adviser with the SEC (“MFS”), has voting and dispositive power over the shares owned by the MFS advised entities listed in the above table.

(4)	Citadel Advisors LLC (“Citadel”) has voting and dispositive power over the shares owned by the Citadel-advised entities listed in the above table.

(5)	Zimmer Partners, LP serves as investment manager to ZP Master Utility Fund, Ltd. Stuart J. Zimmer, managing member of Zimmer Partners GP, LLC, the general partner of Zimmer Partners, LP, has control of ZP Master Utility Fund, Ltd.

(6)	Zimmer Partners, LP serves as investment manager to P Zimmer Ltd. Stuart J. Zimmer, managing member of Zimmer Partners GP, LLC, the general partner of Zimmer Partners, LP, has control of P Zimmer Ltd.

(7)	Luminus Management LLC is the investment manager to Luminus Energy Partners Master Fund Ltd. Jonathan Barrett has voting and investment power over the shares held by Luminus Energy Partners Master Fund, Ltd.

(8)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment advisor or subadviser, as applicable, with the power to direct investments and/or sole power to vote the shares owned by the TRPA-advised entities listed in the above table. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares owned by the TRPA-advised entities listed in the above table being registered for resale pursuant to the registration statement of which this prospectus forms a part, and TRPA has included the shares owned by such entities in its Schedule 13G/A filed February 14, 2018; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such shares. TRPA is a wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of T. Rowe Price Associates, Inc., the investment adviser or subadviser to the TRPA managed entities listed in the table above. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. T. Rowe Price provides brokerage services through this subsidiary primarily to complement the other services provided to shareholders of the T. Rowe Price funds. The T. Rowe Price Proxy Committee establishes voting recommendations that are distributed to the firm’s portfolio managers as voting guidelines. Ultimately, the portfolio managers (or their designees) decide how to vote on the proxy proposals of companies in their portfolios. See the firm’s website for additional information about proxy voting policies (troweprice.com).

(9)	TRPA-advised entity shares voting power with TRPA.

DESCRIPTION OF COMMON STOCK

General

The authorized capital stock of NiSource consists of 420,000,000 shares, $0.01 par value, of which 400,000,000 are common stock and 20,000,000 are preferred stock.

Common Stock

NiSource common stock is listed on the New York Stock Exchange under the symbol “NI.” Common stockholders may receive dividends if and when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, common stockholders may not receive dividends until obligations to any preferred stockholders have been satisfied. All common stock will be fully paid and non-assessable. Each share of common stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to preemptive rights or cumulative voting rights. Common stockholders will be notified of any stockholders’ meeting according to applicable law. If NiSource liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Anti-Takeover Provisions

The certificate of incorporation of NiSource includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of management of NiSource. Stockholders may not cumulate their votes, and stockholder action may be taken only at a duly called meeting and not by written consent. The board of directors may, without approval of stockholders, issue one or more series of preferred stock and determine the number of shares of each series, the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of management of NiSource.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination,” which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock without the prior approval of the corporation’s board of directors.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders, or their pledgees, donees (including charitable organizations), transferees or other successors-in-interest, may from time to time, sell any or all of the common stock offered by this prospectus directly by such individual, through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis, on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The selling stockholders will determine the prices at which they may sell shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	any exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. The selling stockholders may also sell common stock under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of the common stock under this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority Rule 2121 and, in the case of a principal transaction, a markup or markdown in compliance with Rule 2121.

In connection with sales of the common stock under this prospectus or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver shares of common stock to close their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell the common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use the common stock registered on the registration statement of which this prospectus forms a part to cover short sales of the common stock made prior to the date the registration statement has been declared effective by the SEC.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock for whom they may act as agents. In addition, the selling stockholders and any underwriters, dealers or agents that participate in the distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of their shares, including liabilities arising under the Securities Act. Under the registration rights agreement entered into with the selling stockholders, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of our common stock, including certain liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of our common stock. All other expenses of issuance and distribution will be borne by the selling stockholders.

The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

Schiff Hardin LLP, Chicago, Illinois, will pass upon the validity of the securities offered by this prospectus for us.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to NiSource’s spin-off of its subsidiary Columbia Pipeline Group, Inc. on July 1, 2015 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

NiSource is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document NiSource files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including NiSource. Except as provided in the “Incorporation by Reference” section of this prospectus, our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed with the SEC under the Securities Act a registration statement on Form S-1 of which this prospectus forms a part. This prospectus does not contain all of the information contained in the registration statement and its exhibits. We strongly encourage you to read carefully the registration statement and its exhibits.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$79,318
Accountants’ fees and expenses	$50,000
Legal fees and expenses	$250,000
Printing and engraving expenses	$15,000
Transfer agent and registrar fees	$3,750

Total	$398,068

Item 14. Indemnification of Directors and Officers.

Section B.1. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section B.2. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, provides that NiSource Inc. will, to the fullest extent permitted by applicable law, as then in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such investigation, claim, action, suit or proceeding, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

Section B.2. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, also provides that if the investigation, claim, action, suit or proceeding is a derivative action (meaning one brought by or on behalf of the corporation), NiSource Inc. will, to the extent permitted by applicable law, as then in effect, indemnify any person against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such investigation, claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any investigation, claim, action, suit, proceeding or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, and the General Corporation Law of Delaware permits NiSource Inc. and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. NiSource Inc. currently maintains such liability insurance.

Item 15. Recent Sales of Unregistered Securities.

On May 4, 2018, NiSource sold an aggregate of 24,964,163 shares of NiSource common stock, par value $0.01 per share, for an aggregate offering price of $606,005,057 in a private placement to certain institutional investors. The offer and sale of the shares were made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act. In determining that the offer and sale of the shares qualified for this exemption, NiSource relied on, among other things, the following facts: (i) all of the purchasers were accredited investors or qualified institutional buyers, (ii) NiSource did not use any form of general solicitation or advertising to offer the shares and (iii) each of the purchasers represented that it was purchasing the shares for investment purposes. The sale of the shares resulted in approximately $599,547,000 of net proceeds (after deducting placement agent commissions and NiSource’s expenses, including the expenses of this offering). The Company intends to use the net proceeds to finance capital expenditures and for general corporate purposes.

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits.

Reference is made to the information in the Exhibit Index filed as part of this registration statement.

(b)    Financial Statement Schedules.

The following financial statement schedule is incorporated herein by reference to the Form 10-K for the year ended December 31, 2017:

Schedule II – Valuation and Qualifying Accounts.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

Exhibit Number	Document Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 10-Q filed on August 3, 2015).

3.2	Bylaws of NiSource Inc., as amended and restated through January 26, 2018 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on January 26, 2018).

4.1	Indenture, dated as of March 1, 1988, by and between Northern Indiana Public Service Company (“NIPSCO”) and Manufacturers Hanover Trust Company, as Trustee (incorporated by reference to Exhibit 4 to the NIPSCO Registration Statement (Registration No. 33-44193)).

4.2	First Supplemental Indenture, dated as of December 1, 1991, by and between NIPSCO and Manufacturers Hanover Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the NIPSCO Registration Statement (Registration No. 33-63870)).

4.3	Second Supplemental Indenture, dated as of February 12, 2018, by and between NIPSCO and The Bank of New York Mellon, solely as successor trustee under the Indenture dated as of March 1, 1988 between the Company and Manufacturers Hanover Trust Company, as original trustee (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 10-Q filed on May 2, 2018).

4.4	Indenture Agreement, dated as of February 14, 1997, by and between NIPSCO Industries, Inc., NIPSCO Capital Markets, Inc. and Chase Manhattan Bank as trustee (incorporated by reference to Exhibit 4.1 to the NIPSCO Industries, Inc. Registration Statement (Registration No. 333-22347)).

4.5	Second Supplemental Indenture, dated as of November 1, 2000, by and among NiSource Capital Markets, Inc., NiSource Inc., New NiSource Inc., and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.45 to the NiSource Inc. Form 10-K for the period ended December 31, 2000).

4.6	Indenture, dated November 14, 2000, among NiSource Finance Corp., NiSource Inc., as guarantor, and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form S-3, dated November 17, 2000 (Registration No. 333-49330)).

4.7	Form of 3.490% Notes due 2027 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on May 17, 2017).

4.8	Form of 4.375% Notes due 2047 (incorporated by reference to Exhibit 4.2 to the NiSource Inc. Form 8-K filed on May 17, 2017).

4.9	Form of 3.950% Notes due 2048 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on September 8, 2017).

4.10	Form of 2.650% Notes due 2022 (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on November 14, 2017).

4.11	Second Supplemental Indenture, dated as of November 30, 2017, between NiSource Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to Form S-3 filed November 30, 2017 (Registration No. 333-214360)).

4.12	Third Supplemental Indenture, dated as of November 30, 2017, between NiSource Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the NiSource Inc. Form 8-K filed on December 1, 2017).

5.1	Opinion of Schiff Hardin LLP.**

10.1	2010 Omnibus Incentive Plan (incorporated by reference to Exhibit B to the NiSource Inc. Definitive Proxy Statement to Stockholders for the Annual Meeting held on May 11, 2010, filed on April 2, 2010).*

10.2	First Amendment to the 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the NiSource Inc. Form 10-K filed on February 18, 2014).*

10.3	2010 Omnibus Incentive Plan (incorporated by reference to Exhibit C to the NiSource Inc. Definitive Proxy Statement to Stockholders for the Annual Meeting held on May 12, 2015, filed on April 7, 2015).*

10.4	Second Amendment to the NiSource Inc. 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the NiSource Inc. Form 8-K filed October 23, 2015.)*

10.5	Form of Performance Share Award Agreement under the 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the NiSource Inc. Form 10-Q filed on April 30, 2014.)*

10.6	Form of Amended and Restated 2013 Performance Share Agreement effective on implementation of the spin-off on July 1, 2015, (under the 2010 Omnibus Incentive Plan)(incorporated by reference to Exhibit 10.1 to the NiSource Inc. Form 10-Q filed on November 3, 2015).*

10.7	Form of Amended and Restated 2014 Performance Share Agreement effective on the implementation of the spin-off on July 1, 2015, (under the 2010 Omnibus Incentive Plan)(incorporated by reference to Exhibit 10.2 to the NiSource Inc. Form 10-Q filed on November 3, 2015).*

10.8	Form of Amendment to Restricted Stock Unit Award Agreement related to Vested but Unpaid NiSource Restricted Stock Unit Awards for Nonemployee Directors of NiSource entered into as of July 13, 2015 (incorporated by reference to Exhibit 10.3 to the NiSource Inc. Form 10-Q filed on November 3, 2015).*

10.9	NiSource Inc. Nonemployee Director Retirement Plan, as amended and restated effective May 13, 2008 (incorporated by reference to Exhibit 10.2 to the NiSource Inc. Form 10-K filed on February 27, 2009).*

10.10	Supplemental Life Insurance Plan effective January 1, 1991, as amended, (incorporated by reference to Exhibit 2 to the NIPSCO Industries, Inc. Form 8-K filed on March 25, 1992).*

10.11	Form of Change in Control and Termination Agreement (incorporated by reference to Exhibit 99.1 to the NiSource Inc. Form 8-K filed January 6, 2014).*

10.12	Revised Form of Change in Control and Termination Agreement (incorporated by reference to Exhibit 10.2 to the NiSource Inc. Form 8-K filed on October 23, 2015).*

10.13	Form of Restricted Stock Agreement under the 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.18 to the NiSource Inc. Form 10-K filed on February 28, 2011).*

10.14	Form of Restricted Stock Unit Award Agreement for Non-employee directors under the Non-employee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the NiSource Inc. Form 10-K filed on February 28, 2011).*

10.15	Form of Restricted Stock Unit Award Agreement for Nonemployee Directors under the 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to NiSource Inc. Form 10-Q filed on August 2, 2011).*

10.16	Form of Performance Share Award Agreement under the 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the NiSource Inc. Form 10-Q filed on May 3, 2016).*

10.17	Form of Restricted Stock Unit Award Agreement under the 2010 Omnibus Incentive Plan.* (incorporated by reference to Exhibit 10.17 to the NiSource Inc. Form 10-K filed on February 22, 2017).

10.18	Form of Restricted Stock Unit Award Agreement for Nonemployee Directors under the 2010 Omnibus Incentive Plan. (incorporated by reference to Exhibit 10.18 to the NiSource Inc. Form 10-K filed on February 22, 2017).*

10.19	Amended and Restated NiSource Inc. Supplemental Executive Retirement Plan effective May 13, 2011 (incorporated by reference to Exhibit 10.3 to NiSource Inc. Form 10-Q filed on October 28, 2011).*

10.20	Amended and Restated Pension Restoration Plan for NiSource Inc. and Affiliates effective May 13, 2011 (incorporated by reference to Exhibit 10.4 to NiSource Inc. Form 10-Q filed on October 28, 2011).*

10.21	Amended Restated Savings Restoration Plan for NiSource Inc. and Affiliates effective October 22, 2012 (incorporated by reference to Exhibit 10.20 to the NiSource Inc. Form 10-K filed on February 19, 2013).*

10.22	Amended and Restated NiSource Inc. Executive Deferred Compensation Plan effective November 1, 2012 (incorporated by reference to Exhibit 10.21 to the NiSource Inc. Form 10-K filed on February 19, 2013).*

10.23	NiSource Inc. Executive Severance Policy, as amended and restated, effective January 1, 2015 (incorporated by reference to Exhibit 10.21 to the NiSource Inc. Form 10-K filed on February 18, 2015).*

10.24	Fourth Amended and Restated Revolving Credit Agreement, dated as of November 28, 2016, among NiSource Finance Corp., as Borrower, NiSource Inc., the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Syndication Agents, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch and Wells Fargo Bank, National Association, as Co-Documentation Agents, and Barclays Bank PLC, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners (incorporated by reference to Exhibit 10.1 to the NiSource Inc. Form 8-K filed on November 28, 2016).

10.25	Note Purchase Agreement, dated as of August 23, 2005, by and among NiSource Finance Corp., as issuer, NiSource Inc., as guarantor, and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the NiSource Inc. Current Report on Form 8-K filed on August 26, 2005).

10.26	Amendment No. 1, dated as of November 10, 2008, to the Note Purchase Agreement by and among NiSource Finance Corp., as issuer, NiSource Inc., as guarantor, and the purchasers whose names appear on the signature page thereto (incorporated by reference to Exhibit 10.30 to the NiSource Inc. Form 10-K filed on February 27, 2009).

10.27	Term Loan Agreement, dated as of March 31, 2016, by and among NiSource Finance Corp., as Borrower, NiSource Inc., as Guarantor, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent, JP Morgan Chase Bank, N.A., as Syndication Agent, and Mizuho Bank, Ltd., as Documentation Agent (incorporated by reference to Exhibit 10.1 to the NiSource Inc. Form 10-Q filed on May 3, 2016).

10.28	Letter Agreement, dated as of March 17, 2015, by and between NiSource Inc. and Donald Brown. (incorporated by reference Exhibit 10.1 to the NiSource Inc. Form 10-Q filed on April 30, 2015).*

10.29	Letter Agreement, dated as of February 23, 2016, by and between NiSource Inc. and Pablo A. Vegas. (incorporated by reference Exhibit 10.29 to the NiSource Inc. Form 10-K filed on February 22, 2017).*

10.30	Tax Allocation Agreement, dated as of June 30, 2015, by and between NiSource Inc. and Columbia Pipeline Group, Inc. (incorporated by reference to Exhibit 10.1 of the NiSource Inc. Form 8-K filed on July 2, 2015).

10.31	Employee Matters Agreement, dated as of June 30, 2015, by and between NiSource Inc. and Columbia Pipeline Group, Inc. (incorporated by reference to Exhibit 10.2 of the NiSource Inc. Form 8-K filed on July 2, 2015).

10.32	Form of Change in Control and Termination Agreement (incorporated by reference to Exhibit 10.1 to the NiSource Inc. Form 10-Q filed on August 2, 2017).

10.33	Form of Performance Share Award Agreement under the 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.33 to the NiSource Inc. Form 10-K filed on February 20, 2018).*

10.34	Form of 2018 Restricted Stock Unit Award Agreement under the 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.34 to the NiSource Inc. Form 10-K filed on February 20, 2018).*

10.35	Common Stock Subscription Agreement, dated as of May 2, 2018, by and among NiSource Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 of the NiSource Inc. Form 8-K filed on May 2, 2018).

10.36	Registration Rights Agreement, dated as of May 2, 2018, by and among NiSource Inc. and the purchased named therein (incorporated by reference to Exhibit 10.2 of the NiSource Inc. Form 8-K filed on May 2, 2018).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the NiSource Inc. Form 10-K filed on February 20, 2018).

23.1	Consent of Deloitte & Touche LLP.**

23.2	Consent of Schiff Hardin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages).

*	Management contract or compensatory plan or arrangement of NiSource Inc.
**	Exhibit filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on May 11, 2018.

NISOURCE INC. (Registrant)

By:	/s/ Joseph Hamrock
Name: Joseph Hamrock
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Donald E. Brown, Joseph W. Mulpas and Shawn Anderson or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Hamrock Joseph Hamrock	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2018

/s/ Donald E. Brown Donald E. Brown	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 11, 2018

/s/ Joseph W. Mulpas Joseph W. Mulpas	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 11, 2018

/s/ Richard L. Thompson Richard L. Thompson	Chairman and Director	May 11, 2018

/s/ Peter A. Altabef Peter A. Altabef	Director	May 11, 2018

/s/ Eric L. Butler Eric L. Butler	Director	May 11, 2018

/s/ Aristides S. Candris Aristides S. Candris	Director	May 11, 2018

/s/ Wayne S. DeVeydt Wayne S. DeVeydt	Director	May 11, 2018

/s/ Deborah A. Henretta Deborah A. Henretta	Director	May 11, 2018

/s/ Michael E. Jesanis Michael E. Jesanis	Director	May 11, 2018

/s/ Kevin T. Kabat Kevin T. Kabat	Director	May 11, 2018

/s/ Carolyn Y. Woo Carolyn Y. Woo	Director	May 11, 2018